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                                                                   Exhibit 15.01

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of PacifiCare Health Systems, Inc. for the registration of 2,000,000 shares of its common stock of our reports dated May 1, 2001, July 31, 2001, and October 26, 2001 relating to the unaudited consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.


                                       ERNST & YOUNG LLP

Irvine, California
December 7, 2001